EXHIBIT 21

                SUBSIDIARIES OF EURO TRADE & FORFAITING, INC.

                           Jurisdiction
Name of subsidiary(1)    of incorporation     Shareholdings at end of year
---------------------    ----------------     ----------------------------

Euro Trade & Forfaiting
  Company Limited         United Kingdom                  100%

------------
(1)  The Company's subsidiary conducts business under its own name.